February 24, 2004

Re:	The Lou Holland Trust

In response to item 77c we incorporate by reference from proxy material filed on submission type DEF 14A on November
24, 2004 for file #811-07533 Accession number 0000891804-04-
002697.

In response to matters submitted to a shareholder vote, an Annual meeting of shareholders of The Lou Holland Trust was held on December 30, 2004 the following matters were approved as follows for The Lou Holland Growth Fund(the
"Growth Fund"):

1.	With respect to the Growth Fund, a proposal to elect the
following four nominees as Trustees:

James H. Lowry

	Affirmative		1,851,711.425
	Against		        0.000
	Abstain		      360.434
	Total			1,852,071.859

JoAnn Sannasardo Lilek

	Affirmative		1,851,711.425
	Against		        0.000
	Abstain		      360.434
	Total			1,852,071.859

Carla S. Carstens

	Affirmative		1,851,711.425
	Against		        0.000
	Abstain		      360.434
	Total			1,852,071.859

Robert M. Steiner

	Affirmative		1,851,711.425
	Against		        0.000
	Abstain		      360.434
	Total			1,852,071.859